Daniel McKelvey

July 29, 2011

Board of Directors
Hidden Ladder
2803 Isle Street
Rocklin, CA 95765

RE: HIDDEN LADDER, INC Resignation

To the Board of Directors of Hidden Ladder, Inc.:

This letter shall constitute notice that I hereby resign from my positions as Assistant Secretary of Hidden Ladder, Inc. (the "Company"), effective immediately.

In connection with said resignation, I hereby irrevocably and unconditionally release, and forever discharge the Company and its officers, directors, employees, agents, representatives and affiliates and their respective successors and assigns, and all persons, firms, corporations, and organizations acting on their behalf (collectively referred to as the "Related Entities") of and from any and all actions, causes of actions, suits, debts, charges, demands, complaints, claims, administrative proceedings, liabilities, obligations, promises, agreements, controversies, damages and expenses (including but not limited to compensatory, punitive or liquidated damages, attorney's fees and other costs and expenses incurred), of any kind or nature whatsoever, whether presently known or unknown, which I may have or claim to have against any of the Related Entities as of the date hereof.

Very truly yours,

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Daniel McKelvey

State of California, County of San Mateo
Subscribed and sworn to before me this
satisfactory evidence to be the person
who appeared before me.

JOSE J. SAN GABRIEL
Commission # 1754698
Notary Public - California
San Mateo County
My Comm. Expires Jul 28, 2011

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